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                                                                    EXHIBIT 10.2

                          FIRST SIERRA FINANCIAL, INC.
                     EXECUTIVE INCENTIVE COMPENSATION PLAN


                                  I.  PURPOSE

         FIRST SIERRA FINANCIAL, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN (the "Plan") is intended to provide a means through which FIRST SIERRA FINANCIAL, INC. (the "Company") may attract able persons to enter the employ of the Company and its subsidiaries and to retain those employees upon whom the responsibilities of the successful administration and management of the Company rest. A further purpose of the Plan is to provide such employees with additional reward and incentive opportunities designed to enhance profitable growth of the Company, thereby encouraging teamwork among such employees and aligning the interests of such employees with those of the shareholders.


                                II.  DEFINITIONS

         Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below unless their context clearly indicates to the contrary:

         (a) AFTER-TAX CONSOLIDATED BASE EARNINGS: For each Fiscal Year, the Company's consolidated income after federal income taxes for such Fiscal Year as determined in accordance with GAAP; provided, however, that After-Tax Consolidated Base Earnings shall be determined without regard to any payments made or to be made pursuant to Article V, Paragraph (b).

         (b) ALLOCATION PERCENTAGE: For each Fiscal Year, the percentage of the Incentive Pool for such Fiscal Year to be allocated and paid to an individual who was a Participant at any time during such Fiscal Year.

         (c) AVERAGE COMMON EQUITY: For each Fiscal Year, an amount determined by summing the Common Equity as of the last day of each month during such Fiscal Year and dividing the result by the number of such months.

         (d)     BOARD:  The Board of Directors of the Company.

         (e) CEO: The individual who serves, from time to time, as the Chief Executive Officer of the Company.

         (f) COMMITTEE: The term "Committee" shall have the meaning assigned to such term in Article III, Paragraph (a).





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         (g)     COMMON EQUITY: The total stockholders' equity that is
attributable to the outstanding common stock of the Company (including par value of common stock, additional paid in capital of common stock, and retained earnings) as determined in accordance with GAAP and as reflected in the consolidated financial statements of the Company.

         (h) COMPANY: First Sierra Financial, Inc., a Delaware corporation.

         (i)     COMPENSATION COMMITTEE:  The Compensation Committee of the
Board.

         (j) EXECUTIVE MANAGEMENT TEAM: The group of officers consisting of the CEO and each Executive Vice President of the Company.

         (k) FISCAL YEAR: The twelve-consecutive month period commencing January 1 of each year.

         (l) GAAP: Generally accepted accounting principles, or, where none apply, such other sound accounting methodology as the Compensation Committee may select.

         (m) INCENTIVE POOL: For each Fiscal Year, an amount equal to the product of (i) twelve percent (12%) and (ii) the excess, if any, of (a) the Pre-Tax Consolidated Base Earnings for such Fiscal Year over (b) twenty percent (20%) times the Average Common Equity for such Fiscal Year; provided, however, that if (1) the After-Tax Consolidated Base Earnings for such Fiscal Year does not exceed (2) twenty percent (20%) times the Average Common Equity for such Fiscal Year, the Incentive Pool shall be equal to zero dollars.

         (n) PARTICIPANT: For each Fiscal Year, each individual (whether or not a director) who is a member of the Executive Management Team or a senior management employee of the Company or any subsidiary of the Company at any time during such Fiscal Year.

         (o) PLAN: First Sierra Financial, Inc. Executive Incentive Compensation Plan, as amended from time to time.

         (p) PRE-TAX CONSOLIDATED BASE EARNINGS: For each Fiscal Year, the Company's consolidated income before federal income taxes for such Fiscal Year as determined in accordance with GAAP; provided, however, that Pre-Tax Consolidated Base Earnings shall be determined without regard to any payments made or to be made pursuant to Article V, Paragraph (b).


                        III.  ADMINISTRATION OF THE PLAN

         (a) GENERAL. The Plan shall be administered by the Compensation Committee or by a committee of three or more individuals appointed by the Compensation Committee (the





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"Committee").  The Committee shall have all of the powers and duties specified for it under the Plan. The Committee may from time to time establish rules and procedures for the administration of the Plan which are not inconsistent with the provisions of the Plan, and any such rules and procedures shall be effective as if included in the Plan.

         (b) MEETINGS. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All action taken by the Committee at a meeting shall be by vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee. Members of the Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. No member of the Committee shall vote on any matter directly affecting the amounts payable under the Plan to such member.

         (c) COMMITTEE DETERMINATIONS. Except as otherwise expressly provided herein, the Committee shall make all determinations necessary or advisable for the administration of the Plan, including, without limitation, determinations as to the right of any person to a payment under the Plan and the amount of such payment in accordance with the allocation percentage assigned by the CEO and approved by the Compensation Committee pursuant to
Article V and the construction or interpretation of any provision of the Plan. Any determination made by the Committee shall be final, binding, and conclusive upon all persons.


                          IV.  ALLOCATION PERCENTAGES

         On or before the date that is 31 days after the last day of each Fiscal Year which begins on or after January 1, 1997, the CEO shall assign an Allocation Percentage for such Fiscal Year to each individual who was a Participant at any time during such Fiscal Year; provided, however, that the aggregate sum of all Allocation Percentages assigned for a particular Fiscal Year shall equal one hundred percent (100%); and provided further that the aggregate sum of all Allocation Percentages assigned for a particular Fiscal Year to individuals who were members of the Executive Management Team at any time during such Fiscal Year shall be equal to at least eight-five percent (85%). The Allocation Percentage assigned to a Participant may be higher or lower than the Allocation Percentage assigned to another Participant, and a Participant (including a member of the Executive Management Team) may be assigned an Allocation Percentage of zero percent. The Allocation Percentages assigned to Participants by the CEO for each Fiscal Year shall be subject to approval by a majority of the members of the Compensation Committee; provided, however, that no member of the Compensation Committee may vote on Allocation Percentage. Upon such approval by the Compensation Committee, all determinations as to which Participants shall be assigned Allocation Percentages and the amount of such Allocation Percentages shall be final, binding, and conclusive on all persons.





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                        V.  PAYMENTS FROM INCENTIVE POOL

         (a) DETERMINATION OF INCENTIVE POOL: As soon as administratively feasible after the last day of each Fiscal Year, the Board shall cause the amount of the Incentive Pool relating to such Fiscal Year to be determined.
The Company shall keep proper books and records of account so that as of the end of each Fiscal Year the amount of the Incentive Pool for such Fiscal Year may be readily determined. A determination of the amount of the Incentive Pool for a Fiscal Year, which shall be supported by audited financial statements of the Company, shall be made no later than two months and 15 days after the last day of such Fiscal Year.

         (b)     PAYMENTS FROM INCENTIVE POOL:   On or before the date which is
two months and 15 days after the last day of a Fiscal Year, the amount of the Incentive Pool for such Fiscal Year shall be paid by the Company to the Participants for such Fiscal Year. Each payment pursuant to the preceding provisions of this Paragraph shall be allocated and paid among the Participants based on their Allocation Percentages for such Fiscal Year.

         (c) PAYMENTS TO DECEASED PARTICIPANTS: Any payment required to be paid to a deceased Participant shall be paid to such Participant's executor or administrator or to his heirs-at-law if there is no administration of such Participant's estate.

         (d) WITHHOLDING: All payments provided for hereunder shall be made by the Company as provided herein and shall be reduced by any amount required to be withheld by the Company under applicable local, state, or federal withholding requirements.


                   VI.  AMENDMENT AND TERMINATION OF THE PLAN

         The Board may amend, suspend, or terminate the Plan at any time or from time to time; provided, however, that, after the last day of a Fiscal Year, the Board may not amend the Plan to reduce benefits or rights to benefits or suspend or terminate the Plan for such Fiscal Year without the prior written consent of more than fifty percent of the individuals (or their representatives) who are members of the Executive Management Team as of the later of the adoption or effective date of such amendment, suspension, or termination.


                            VII.  NATURE OF THE PLAN

         The establishment of the Plan shall not be deemed to create a trust. The Plan shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions of the Plan, and no individual shall have any security or other interest in any assets of the Company, in shares of stock of the Company or otherwise.





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                         VIII.  EMPLOYMENT RELATIONSHIP

         Nothing in the adoption of this Plan nor the payment of any amounts hereunder shall confer on any individual the right to continued employment by the Company or any of its subsidiaries, or affect in any way the right of the Company or any such subsidiary to terminate his employment at any time.


                               IX.  GOVERNING LAW

         All provisions of the Plan shall be construed in accordance with the laws of Texas.


         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this instrument on this ______ day of ________________________, 1997.


                                        FIRST SIERRA FINANCIAL, INC.



                                        BY:
                                           -------------------------------------
                                           NAME:
                                                --------------------------------
                                           TITLE:
                                                 -------------------------------




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